                                                                       EXHIBIT C

                                                                [EXECUTION COPY]

                      AMENDED AND RESTATED PLEDGE AGREEMENT

                  AMENDED AND RESTATED PLEDGE AGREEMENT dated as of February 20, 2002 (this "Agreement") between PACIFIC ELECTRIC WIRE & CABLE CO., LTD., a Taiwanese corporation (the "Borrower"), PACIFIC USA HOLDINGS CORP., a Texas corporation ("PUSA"), PUSA INVESTMENT COMPANY, a Nevada corporation ("PUSIC"), MONTFORD LIMITED, a British Virgin Islands international business company ("Montford"), ELAN INVESTMENTS LIMITED, a British Virgin Islands international business company ("Elan"), TOP TARGET LIMITED, a British Virgin Islands international business company ("Top Target"), BERGER SYSTEMS LIMITED, a British Virgin Islands international business company ("Berger"), AUSTWAY SERVICES LIMITED, a British Virgin Islands international business company ("Austway" and, together with the Borrower, PUSA, PUSIC, Montford, Elan, Top Target and Berger, the "Pledgors"), and SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation (the "Lender").

                  The Borrower and the Lender are parties to an Amended and Restated Letter of Credit and Reimbursement Agreement dated as of September 21,2001 (as amended, restated, supplemented and otherwise modified, including, without limitation, pursuant to the Amendment No. 1 and Waiver Agreement dated as of even date herewith between the Borrower and the Lender, and in effect from time to time, the "LC Agreement"), providing for the issuance, subject to the terms and conditions thereof, of a letter of credit by the Lender in favor of the PUSA Facility Agent (as defined in the LC Agreement), as agent for the PUSA Lenders (as defined therein), to provide credit support for certain obligations of PUSA, a wholly owned subsidiary of the Borrower, to such PUSA Lenders.

                  To induce the Lender to enter into the LC Agreement and to issue such letter of credit, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined below) thereof as security for the Secured Obligations (as defined below).

                  Accordingly, the parties hereto agree, effective as of March 15, 2002, to amend and restate the Pledge Agreement dated as of September 1, 2000 between the Borrower, PUSA, PUSIC and the Lender and (as so amended and restated) to continue such Pledge Agreement and the security interest and Lien created thereunder, and otherwise, as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  Section 1.01 Definitions.

                  (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the LC Agreement.

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                                       2

                  (b) As used in this Agreement, the terms defined in the introductory paragraphs hereto shall have the respective meanings set forth therein and the following terms shall have the respective meanings set forth below:

                  "APWC" means Asia Pacific Wire & Cable Corporation Limited, a Bermuda exempted company.

                 "Collateral" means, in respect of any Pledgor, collectively (without duplication) all of the right, title and interest of such Pledgor in, to and under (i) the Pledged Instruments in respect of such Pledgor, (ii) the Stock Collateral in respect of such Pledgor, (iii) the sub-account of the Collateral Account maintained in respect of such Pledgor in accordance herewith, including without limitation any and all Pledged Instruments credited to such sub-account of the Collateral Account from time to time and all other securities, financial assets and securities entitlements carried therein from time to time, and (iv) any and all Proceeds of any of the foregoing, in each case whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence.

                  "Collateral Account" has the meaning assigned to such term in
         Section 2.04.

                  "Collateral Adjustment Notice" has the meaning assigned to such term in Section 2.05(a).

                  "Collateral Balance" means, in respect of all Pledgors, without duplication, the aggregate Stipulated Value of all Collateral (other than the Stock Collateral) pledged to the Lender hereunder by the Pledgors from time to time.

                  "Collateral Reduction Notice" has the meaning assigned to such term in Section 2.05(a).

                  "Collateral Statement" has the meaning assigned to such term in Section 2.03.

                  "Excess Collateral" means, at any time, Collateral (other than the Stock Collateral) having an aggregate Stipulated Value equal to the excess, if any, of (i) the Collateral Balance at such time over
          (ii) the Required Collateral Balance at such time.

                  "Issuer" means each of APWC, Laidlaw and Tomson.

                  "Laidlaw" means Laidlaw Global Corp., a Delaware corporation.

                  "Pledged Instruments" means, in respect of any Pledgor, any and all Eligible Collateral from time to time pledged and assigned by such Pledgor to the Lender pursuant hereto, which shall be itemized and described in the respective Collateral Statements delivered from time to time hereunder to the Lender in accordance with Section 2.03, and deposited by such Pledgor into the Collateral Account for credit to its sub-account thereunder or, with the prior written consent of the Lender, otherwise delivered to the Lender in a manner satisfactory to the Lender.

                  "Pledged Stock" means (i) in respect of PUSIC, all shares of capital stock of whatever class of Laidlaw, (ii) in respect of PUSA, 6,976,666 shares of common stock of

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                                       3

        APWC represented by the certificate identified in Annex 1, (iii) in respect of Montford, Elan, Top Target, Berger and Austway, all shares of capital stock of whatever class of Tomson and (iv) in respect of all Pledgors, any and all certificates and other instruments evidencing the shares of capital stock referred to in clauses (i), (ii) and (iii) above, including, without limitation, all certificates identified in Annex 1.

                  "Proceeds" means all "proceeds" as such term is defined in
         Section 9-102(64) of the UCC on the date hereof and, in any event, shall include, without limitation, all distributions or other income or other collections from or with respect to any of the Collateral.

                  "Required Collateral Balance" means the aggregate Stipulated Value of Collateral (other than the Stock Collateral) required, from time to time, to be pledged by the Borrower, or caused to be pledged by the Borrower, to the Lender pursuant to the LC Agreement.

                  "Secured Obligations" means, collectively:

                  (a) the unpaid principal of and interest under the Loan under (and as defined in) the Letter of Credit and Reimbursement Agreement dated as of September 1, 2000 between the Borrower and the Lender (as in effect immediately prior to giving effect to the LC Agreement, the "2000 LC Agreement"), all obligations of the Borrower arising under or in connection with the 2000 LC Agreement and all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the 2000 LC Agreement or the Loan, the Letter of Credit, any other Loan Document or the PUSA Credit Documentation (each as defined in the 2000 LC Agreement), whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lender) or otherwise; and

                  (b) the unpaid principal of and interest under the Loan, all obligations of the Borrower arising under or in connection with the LC Agreement and all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the LC Agreement, the Loan, the Letter of Credit, this Agreement, any other Loan Document or the PUSA Credit Documentation, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lender) or otherwise.

                  "Stock Collateral" means:

                  (a) the Pledged Stock;

                  (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any

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                                       4

         subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock, together with any and all certificates and other instruments evidencing the same; and

                  (c) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the LC Agreement, in the event of any consolidation or merger of any Issuer in which such Issuer is not the surviving corporation, all shares of each class of the capital stock, which are distributable to or behalf of or received by a Pledgor in respect of the Pledged Stock, of the successor corporation (unless such successor corporation is the Borrower) formed by or resulting from such consolidation or merger, together with any and all certificates and other instruments evidencing the same.

                  "Tomson" means Tomson Group Limited, a Cayman Islands company.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 1.02 Interpretation. In this Agreement, unless a clear intention to the contrary appears:

                  (a) the singular includes the plural and vice versa;

                  (b) reference to any person includes such person's successors and assigns;

                  (c) reference to any gender includes each other gender;

                  (d) references to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, restated, supplemented and otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and

                  (e) reference to any law, regulation, rule, order or decree means such law, regulation, rule, order or decree as amended, modified, codified or recodified, in whole or in part, and in effect from time to time.

                                   ARTICLE II

                     COVENANT AND GRANT OF SECURITY INTEREST

                  Section 2.01 Pledgors; Covenant of Required Collateral.

                  (a) Pledgors. In accordance with Sections 5.08 and 5.10 of the LC Agreement, the Borrower is required from time to time to pledge, or cause the Pledgors to pledge, certain collateral in favor of the Lender as security for the Secured Obligations.

                  (b) Required Collateral. The Pledgors covenant and agree to maintain, at all times during the term of this Agreement, in addition to the Stock Collateral, Eligible Collateral pledged to the Lender pursuant hereto having an aggregate Stipulated Value not less than the

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                                       5

Required Collateral Balance at such time. Such Eligible Collateral so pledged hereunder in accordance herewith may consist, from time to time, of any combination of Eligible Collateral.

                  (c) Excess Collateral. To the extent there shall be any Excess Collateral pledged hereunder such Excess Collateral shall (subject to Section 2.05) be released from the Lien of this Agreement in each instance in accordance with the terms and conditions of Section 2.05 hereof.

                  Section 2.02 Grant of Security Interest. Each Pledgor hereby pledges, transfers, sets over and assigns to the Lender, and grants to the Lender a continuing security interest in, lien upon, and right of set-off against, the Collateral of such Pledgor and all Proceeds thereof, to secure the prompt payment, performance and observance in full when due (whether at stated maturity, by acceleration or otherwise) of all of the Secured Obligations. Each Pledgor agrees to ensure that such security interests and liens will constitute perfected and first priority security interests in such Collateral.

                  Section 2.03 Collateral Statements. Not later than the 15th day of each calendar month so long as the Loan or the Letter of Credit shall be outstanding, and on the date of each pledge hereunder by any Pledgor of any Eligible Collateral or Stock Collateral (other than the Pledged Stock), the Borrower shall cause to be delivered to the Lender a Collateral Statement ("Collateral Statement"), substantially in the form of Exhibit A hereto, setting forth the information as of the first day of such month in respect of the Collateral pledged hereunder by each Pledgor as set forth on such Exhibit A.

                  Section 2.04 Collateral Account. The Lender will cause to be maintained at a financial institution to be selected by the Lender in its sole discretion one or more accounts (collectively, the "Collateral Account"), and sub-accounts of the Collateral Account which shall be maintained on a ledger-entry basis in respect of Collateral credited to the Collateral Account pledged by the respective Pledgors hereunder (such that a separate sub-account shall be so maintained in respect of each Pledgor hereunder), all in the name and under the sole dominion and control of the Lender, which Collateral Account (together with the respective sub-accounts thereof) will be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code), and in respect of which the Lender is the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code), into which Collateral Account (and the respective sub-accounts thereof) there shall be deposited by the respective Pledgors, on or prior to the Effective Date, the Pledged Stock (to the extent not otherwise delivered on or prior to the Effective Date to the Lender in a manner satisfactory thereto in its sole discretion), and by the respective Pledgors from time to time Pledged Instruments and the Stock Collateral (other than the Pledged Stock), and all Proceeds of the Collateral, constituting the Collateral required to be pledged to the Lender by the Pledgors hereunder from time to time, and into which the respective Pledgors may from time to time deposit any additional Eligible Collateral they wish to pledge to the Lender from time to time as additional Collateral hereunder. The Stock Collateral, together with the Pledged Instruments and Proceeds of Collateral deposited from time to time into the Collateral Account by any Pledgor, shall constitute Collateral and shall not constitute or be deemed to constitute payment of any of the Secured Obligations until so applied by the Lender as hereinafter provided. Except as otherwise expressly set forth herein, no Pledgor shall have any right of withdrawal from the Collateral Account. At any time following the occurrence and during the continuance of an Event of Default, the Lender may in its sole discretion apply or cause to be applied (subject to collection) the balance from time to time credited to the sub-account of the Collateral Account related to each Pledgor to the payment of any or all of the

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Secured Obligations in such order as the Lender shall determine in its sole discretion. Unless an Event of Default shall have occurred and be continuing, the Lender shall cause any cash balance in the Collateral Account from time to time to be invested and reinvested in any Eligible Collateral in accordance with written instructions delivered by the Borrower to the Lender from time to time. All interest and investment proceeds earned on any Collateral held in any sub-account of the Collateral Account (including the reinvestment thereof) shall remain on deposit in such sub-account of the Collateral Account, subject to the provisions hereof. Any and all Collateral in the Collateral Account from time to time shall be held by the Lender in its name and possession subject to the terms and conditions of this Agreement, until applied or paid out in accordance with the terms hereof.

                  Section 2.05 Adjustments in Collateral.

                  (a) Collateral Reduction Notice; Collateral Adjustment Notice. At any time on or before the last day of any calendar month (provided that the Pledgors have delivered or (subject to Section 2.03) simultaneously deliver, the Collateral Statement for such month), the Borrower may, at the sole cost and expense of the Borrower, (i) in the event there shall be Excess Collateral (permitted to be released in accordance with this Section 2.05(a)) in excess of $100,000 pledged hereunder at such time, direct the Lender to release items of Collateral (other than Stock Collateral) having an aggregate Stipulated Value of not less than $100,000, so as to reduce the Collateral Balance to any amount not less than the Required Collateral Balance, by delivery to the Lender of a Collateral Reduction Notice ("Collateral Reduction Notice") setting forth in reasonable detail the items of Collateral constituting such Excess Collateral requested to be so released and appropriate calculations setting forth the respective amounts of such Collateral Balance and Required Collateral Balance immediately after giving effect to such requested release; and/or (ii) not more frequently than once in any consecutive 30-day period, modify the combination of Eligible Collateral constituting Collateral pledged hereunder (other than in respect of instructions furnished by the Borrower relating to investment or reinvestment of any cash balance in the Collateral Account in accordance with
Section 2.04, to which this Section 2.05(a) shall not apply), by delivery to the Lender of a Collateral Adjustment Notice ("Collateral Adjustment Notice") setting forth in reasonable detail the items of Eligible Collateral to be added and the items of Collateral (other than the Stock Collateral) to be released pursuant thereto, and appropriate calculations confirming that the overall Collateral Balance shall not be reduced by virtue of giving effect thereto, together with the financing statements and other documentation required hereunder and any new or additional Collateral required pursuant to such notice.

                  (b) Release of Collateral. Upon receipt from the Borrower of any Collateral Reduction Notice and/or Collateral Adjustment Notice, together with any and all documentation required therewith, all in form and substance satisfactory to the Lender in accordance herewith, the Lender shall promptly, and in any event within five (5) Business Days after its receipt of such notice and all other required documentation, at the sole cost and expense of the Borrower, release and (if applicable) distribute to the relevant Pledgor the Collateral to be so released pursuant to such notice and shall execute any and all appropriate releases and financing termination statements necessary or appropriate to reflect any release or adjustment in the Collateral in accordance herewith pursuant to such notice; provided that (i) the Stock Collateral will in no event be released pursuant to this Section 2.05(b) and (ii) no Collateral shall be released so long as an Event of Default is continuing.

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                  (c) Release of Excess Foreign Stock Collateral. Upon receipt by the Lender from the Borrower of (i) a notice, pursuant to which the Borrower and PUSA shall represent and warrant to the Lender that the aggregate amount of shares of common stock of APWC pledged hereunder by PUSA and its Subsidiaries exceed 65% of the aggregate amount of all the then outstanding shares of common stock issued by APWC, or the aggregate amount of shares of Tomson pledged hereunder by PUSA and its Subsidiaries exceed 65% of the aggregate amount of all the then outstanding shares (of the same class) of Tomson, and (ii) such other documentation and opinions of counsel (satisfactory to the Lender) evidencing the same as the Lender shall reasonably request, if any, the Lender shall, so long as no Event of Default is continuing, promptly (within five (5) Business Days after its receipt of such notice and all other required documentation), at the sole cost and expense of the Borrower, release and (if applicable) deliver to the relevant Pledgor Collateral consisting of shares of common stock of APWC or shares of Tomson, as the case may be, to the extent that all such shares pledged hereunder exceed 65% of the aggregate amount of all the then outstanding shares of the same class of such Issuer.

                                   ARTICLE III

                             OPERATIONS AND RECORDS

                  Section 3.01 Operations Generally.

                  (a) Pledged Instruments. So long as no Event of Default shall have occurred and be continuing, the respective Pledgors shall be permitted to exercise voting, consensual and other powers of ownership, if any, in respect of the respective Pledged Instruments and Pledged Stock, and the Lender shall execute and deliver to the respective Pledgors or cause to be executed and delivered to the respective Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 3.01 (a); provided, that no vote shall be cast or other action taken by any Pledgor which would impair any of the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any of the other Loan Documents.

                  (b) Event of Default. Upon the occurrence and during the continuance of an Event of Default, (i) upon written notice to the Pledgors from the Lender, the Lender shall be entitled to exercise the rights and remedies described in Section 5.01, (ii) no Pledgor shall be entitled to exercise rights as owner in respect of any of the Collateral but shall act only at the direction of the Lender and (iii) upon written notice to the Pledgors from the Lender, any Proceeds or other amounts collected by any Pledgor in respect of any of the Collateral shall be received and held thereby in trust for the Lender and shall be delivered thereby to the Lender forthwith.

                  Section 3.02 Further Assurances. Each Pledgor will from time to time, at its expense, perform all acts and execute all documents and instruments (including, without limitation, financing statements) necessary and appropriate, in the reasonable discretion of the Lender, in order to execute, perfect and maintain a valid first priority lien upon, pledge of and security interest in the Collateral, and in order to enable the Lender to enforce its rights hereunder with respect to any or all of the Collateral, in accordance with applicable law, and to

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                                        8

preserve the full benefits of this Agreement and of the rights and powers herein granted. Any Collateral, or any amount payable under or in connection with any of the Collateral, which is or shall be or become evidenced by any instrument, shall be immediately delivered to the Lender and duly endorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

                  Section 3.03 Delivery of Securities. If any of the shares, securities, moneys or property required to be pledged by any Pledgor under clauses (a), (b) and (c) of the definition of Stock Collateral in Section 1.01 are received by such Pledgor, such Pledgor will forthwith either (i) transfer and deliver to the Lender such shares or securities so received by such Pledgor (together with the certificates or instruments for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Lender, pursuant to the terms of this Agreement, as part of the Collateral or (ii) take such other action as the Lender shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c).

                  Section 3.04 Books and Records.

                  (a) Maintenance. Each Pledgor shall keep and maintain full and accurate books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require. Each Pledgor will mark its books and records with appropriate notations indicating that the Collateral has been pledged and assigned to the Lender pursuant hereto.

                  (b) Inspection, Etc. At reasonable times and upon reasonable notice, the Lender shall have the right to inspect and make abstracts from the books and records of each Pledgor pertaining to the Collateral. Upon the occurrence and during the continuance of an Event of Default, upon written request from the Lender, each Pledgor shall forward copies of any notices or communications received thereby with respect to the Collateral, all in such manner as the Lender may require.

                  Section 3.05 Other Financing Statements and Liens. Without the prior written consent of the Lender, no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Lender is not named as the sole secured party.

                  Section 3.06 Preservation of Rights. The Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  Section 3.07 Taxes. Each Pledgor shall pay, prior to delinquency, all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral pledged by such Pledgor, and save the Lender harmless from any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to such Collateral; provided, that such Pledgor shall not be required to pay any such tax, assessment or governmental charge if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings (or payment may be made without penalty), and a reserve, if appropriate, has been established with respect thereto.

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                                       9

                  Section 3.08 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Lender so long as no Event of Default shall have occurred, upon the occurrence and during the continuance of any Event of Default the Lender is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments on behalf of each Pledgor that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled hereunder to make collections in respect of Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any payment or other distribution in respect of any of the Collateral or any part thereof and to give full discharge for the same.

                  Section 3.09 Financing Statements. Each Pledgor hereby authorizes the Lender to file or cause to be filed, or to have caused to have been filed prior to the date hereof, one or more financing statements with respect to the Collateral in respect of such Pledgor and/or all Pledgors in such filing offices in such jurisdictions with which such a filing is (a) required to perfect the security interest hereunder of such Pledgor or (b) reasonably desirable (in the Lender's discretion) to give notice of the security interest hereunder of such Pledgor and/or the other Pledgors.

                                   ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Section 4.01 Representations and Warranties. Each Pledgor hereby represents and warrants to, and agrees with, the Lender as follows:

                  (a) Ownership. It is the legal and beneficial owner of the Collateral pledged (or purported to be pledged) by it hereunder, free and clear of any lien, security interest, option or other charge or encumbrance except for the liens and security interests in favor of the Lender created by this Agreement and the other Loan Documents.

                  (b) Security Interest. Upon its execution of this Agreement and its taking such other actions necessary to perfect the Lien of the Lender in the Collateral pledged (or purported to be pledged) thereby hereunder, the pledge and assignment of such Collateral thereby hereunder will create a valid, first priority perfected security interest in such Collateral in favor of the Lender, securing the prompt payment, performance and observance in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations.

                  (c) Status of Pledged Stock. The Pledged Stock is, and all other Stock Collateral consisting of shares or securities in which the respective Pledgors shall hereafter grant a security interest pursuant to
Section 2.02 will be, duly authorized, validly issued and existing, fully paid and non-assessable, and none of such Stock Collateral is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of any Issuer upon the transfer of such respective Stock Collateral (except for any such restriction contained herein or in the LC Agreement).

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                                       10

                  (d) No Other Stock. The Pledged Stock constitutes, on each of the date hereof and the Effective Date, all of the issued and outstanding shares of capital stock of any class of (i) Laidlaw beneficially owned by PUSIC and
(ii) subject to the proviso to Section 4.05(a), APWC beneficially owned by PUSA and (iii) Tomson beneficially owned by Montford, Elan, Top Target, Berger and Austway (whether or not such capital stock is registered in the name of such Pledgors). Annex 1 correctly identifies, on each of the date hereof and the Effective Date, (A) each certificate and other instrument registered in the name of, or otherwise issued to, any Pledgor that evidences Pledged Stock, (B) the respective number of shares (and registered owner thereof, unless such shares are uncertificated held through a clearing system) represented by each such certificate or instrument (C) the respective Issuers of the shares constituting Pledged Stock and (D) the respective class and par value of the shares constituting Pledged Stock. Annex 1 correctly specifies, on each of the date hereof and the Effective Date, all such shares constituting Pledged Stock that are uncertificated or held through a clearing system.

                  (e) Consents. No consent of any other Person (including, without limitation, any owner or creditor of such Pledgor) that has not been obtained, is required in connection with its execution, delivery, or performance, or the validity or enforceability, of this Agreement.


                  (f) Principal Place of Business, Etc. The principal place of business of each Pledgor, and the chief executive office within the United States (if any) of such Pledgor, are as set forth in Exhibit B hereto.

                  (g) Benefit. It has received, or will receive, direct or indirect benefit from the making of the pledge by it hereunder securing the extensions of credit made to or in favor of the Borrower under the LC Agreement.

                  (h) Solvency, Etc. As of the date hereof, and at all times during the term hereof, the Borrower and its Subsidiaries, taken as a whole, are, and will be, solvent, and have and will have property and assets which, fairly valued, exceed their obligations, liabilities (including without limitation contingent liabilities) and debts, have and will have property and assets sufficient to repay their obligations and liabilities, and are not, and will not be, engaged or about to engage in any business or transaction for which their property and assets constitute an unreasonably small capital. For all purposes of the foregoing sentence, any and all Collateral pledged hereunder by any Pledgor from time to time shall be deemed not to be owned by such Pledgor and not to be the assets or property of such Pledgor. The failure of any Pledgor to comply with this Section 4.01(h) shall constitute an Event of Default under the LC Agreement.

                  (i) Organization, Etc. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and, (iii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  (j) Authorization, Etc. Its execution, delivery and performance of this Agreement are within its corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by
(i) bankruptcy,

                      Amended and Restated Pledge Agreement
insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (k) Governmental Approvals, Etc. Its execution, delivery and performance of this Agreement (i) does not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority (including without limitation the Central Bank of Taiwan), except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation (including without limitation regulations of the Central Bank of Taiwan) or its charter, by-laws or other organizational documents or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any of its assets.

                  (l) Investment Company Status. It is not, and none of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

                  (m) Ownership of PUSA and PUSIC. PUSA is a Subsidiary of the Borrower and is more than 99% indirectly owned by the Borrower with, as of the date hereof, (i) the Borrower holding 14.465% of the issued and outstanding shares of capital stock of PUSA, (ii) Blinco Enterprises Limited, a Subsidiary of the Borrower that is more than 99% indirectly owned by the Borrower, holding 74.681% of the issued and outstanding shares of capital stock of PUSA, (iii) Moon View Ventures Limited, a Subsidiary of the Borrower that is more than 99% indirectly owned by the Borrower, holding 3.021% of the issued and outstanding shares of capital stock of PUSA, (iv) PEWC First (APWC) Holdings Limited, a wholly owned Subsidiary of the Borrower, holding 4.592% of the issued and outstanding shares of capital stock of PUSA, and (v) Trigen Investment Holdings Limited, a Subsidiary of the Borrower that is more than 99% indirectly owned by the Borrower, holding 3.241% of the issued and outstanding shares of capital stock of PUSA. PUSIC is a wholly-owned Subsidiary of PUSA.

                  Section 4.02 Representation and Warranty of PUSA. PUSA hereby represents and warrants to the Lender that all representations and warranties made by it under the PUSA Credit Documentation to the PUSA Lenders are true and correct on and as of the Effective Date.

                  Section 4.03 Covenants. Each Pledgor hereby covenants with the Lender that, so long as it shall constitute a Pledgor hereunder and during the term of this Agreement, it will:

                  (a) Compliance with Law. Comply and cause each of its Subsidiaries to, comply with all laws (including without limitation all Environmental Laws), rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Taxes, Etc. Pay and cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the

                      Amended and Restated Pledge Agreement
same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Existence and Form. Preserve, renew and keep in full force and effect, and cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 4.03(e).

                  (d) Notice of Default. Furnish to the Lender forthwith upon such Pledgor becoming aware of any condition or event which constitutes a Default (and which condition, event or Default is continuing), a certificate signed by a Financial Officer or other executive officer of such Pledgor specifying the nature and period of existence thereof and the action being taken or proposed to be taken with respect thereto.

                  (e) Merger, Etc. Not, nor will it permit any of its Subsidiaries to (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (ii) acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business and Investments permitted under Section 6.04 of the LC Agreement, provided that the aggregate purchase price in respect of all such acquisitions shall not exceed $200,000,000, (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired including receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value (determined in accordance with GAAP) in excess of $100,000, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms, and (z) dispositions of business or property, the aggregate fair market value (determined in accordance with GAAP) of which for all such dispositions shall not exceed $100,000,000 at any time.

                  Notwithstanding the foregoing provisions of this Section 4.03(e):

                  (i) any Subsidiary of a Pledgor may be merged or consolidated with or into any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving company or corporation; provided, further, that if any such transaction shall between a Pledgor and Subsidiary that is not a Pledgor, the Pledgor shall be the continuing or surviving company or corporation;

                  (ii) any Subsidiary of a Pledgor may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to such Pledgor or any wholly owned Subsidiary of such Pledgor; and

                      Amended and Restated Pledge Agreement

                  (iii) the capital stock of any Subsidiary of a Pledgor may be sold, transferred or otherwise disposed of to such Pledgor or any wholly owned Subsidiary of such Pledgor.

                  Section 4.04 Covenants Relating to the PUSA Credit Documentation.

                  (a) PUSA hereby covenants with the Lender that it will perform all covenants and agreements required to be performed by it pursuant to the PUSA Credit Documentation in accordance with the terms and conditions thereof.

                  (b) The Borrower hereby covenants with the Lender that it will cause PUSA to perform all covenants and agreements required to be performed by PUSA pursuant to the PUSA Credit Documentation in accordance with the terms and conditions thereof.

                  Section 4.05 Provisions Relating to the Stock Collateral.

                  (a) Each Pledgor will cause the Stock Collateral to include at all times 100% of the total number of shares of each class of capital stock of each Issuer (or any permitted successor in respect thereof) then outstanding and owned directly or indirectly by each such Pledgor, provided that PUSA and its Subsidiaries shall not be required to pledge hereunder Stock Collateral that consists of (i) shares of common stock of APWC to the extent that such a pledge would cause the aggregate amount of all shares of common stock of APWC pledged hereunder by PUSA and its Subsidiaries to exceed 65% of the aggregate amount of all the then outstanding shares of common stock of APWC or (ii) shares of Tomson to the extent that such a pledge would cause the aggregate amount of all shares of such same class of Tomson pledged hereunder by PUSA and its Subsidiaries to exceed 65% of the aggregate amount of all the then outstanding shares of the same class of Tomson.

                  (b) Unless and until an Event of Default has occurred and is continuing, each Pledgor shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

                  (c) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Lender exercises any available right to declare any of the Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the LC Agreement or any other agreement relating to such Secured Obligations, all dividends and other distributions on the Stock Collateral shall be paid directly to the Lender and retained by it in the Collateral Account as part of the Collateral (to the extent not otherwise delivered to the Lender in a manner satisfactory thereto in its sole discretion), subject to the terms of this Agreement, and, if the Lender shall so request in writing, each Pledgor agrees to execute and deliver to the Lender appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Lender shall, upon request of such Pledgor (except to the extent theretofore applied to the Secured Obligations), be returned by the Lender to that Pledgor.

                  (d) No Pledgor shall sell, convey, transfer, create, incur or suffer to exist any Lien or adverse claim upon, or otherwise dispose of, any right, title or interest in any of the Pledged Stock without the prior written consent of the Lender.

                      Amended and Restated Pledge Agreement

                                   ARTICLE V

                                    REMEDIES

                  Section 5.01 Rights and Remedies.

                  (a) Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right, in addition to any other rights which the Lender may have under the Loan Documents or otherwise under applicable law:

                  (i) to appropriate, set off and apply, as the Lender in its sole discretion may determine, any or all of the Collateral pledged by each Pledgor hereunder to the payment of any or all of the Secured Obligations in such order as the Lender in its sole discretion may elect;

                  (ii) to enforce collection of any or all of the Collateral and to settle or compromise any amounts owing thereon;

                  (iii) to prosecute any action, suit or proceeding with respect to any or all of the Collateral;

                  (iv) to sell, assign and deliver all or any part of the Collateral at a public sale or by private arrangement, in accordance with Section 5.02 hereof, for cash or upon credit or otherwise, as the Lender shall reasonably determine, as provided in the Uniform Commercial Code (with respect to sales conducted within the United States of America) or other applicable law relating to commercial sales and secured transactions (with respect to sales conducted outside the United States of America); and

                  (v) to direct any Pledgor, on the Lender's behalf and for the Lender's account, to collect and otherwise enforce all remittances and all amounts unpaid on the Collateral; and no Pledgor in such event shall commingle such collections with its own funds or use the same for any purpose, but shall receive in trust and cause to be delivered to the Lender in original form, duly endorsed by such Pledgor, for deposit with the Lender, all checks, drafts, notes, money orders, acceptances, cash and other evidences of indebtedness.

                  Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each of the Pledgors acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

                  Section 5.02 Notice and Sale. The Lender shall give each Pledgor not less than ten (10) Business Days' written notice of the Lender's intention to make any public sale or sale

                      Amended and Restated Pledge Agreement
by private arrangement of all or any part of the Collateral pledged thereby, with such notice designating the time, place and manner of sale. Each Pledgor acknowledges that such notice constitutes reasonable notification and waive the requirement for any other notice. Any such sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may state in the notice of sale. At any such sale the Collateral, or portions thereof, to be sold may be sold in one lot as an entirety or in separate parcels as the Lender may in its discretion determine. The Lender shall not be obligated to make any sale of the Collateral or any portion thereof if it shall determine not to do so, regardless of the fact that a notice of sale may have been given. At any sale or sales made pursuant hereto, the Lender may bid for or purchase, free of any claim or right of equity or redemption of any Pledgor (any such claim or right being hereby expressly waived and released by each Pledgor), any or all of the Collateral offered for sale; provided, however, that with respect to any of the Collateral purchased by the Lender or any Affiliate of the Lender, the Lender shall credit against and apply to the payment of the Secured Obligations (in such order as it may elect in its sole discretion) any amount of net proceeds, after payment of all costs and expenses, realized by the Lender from the collection or further disposition of such Collateral in excess of the purchase price paid therefor by the Lender or such Affiliate at such sale.

                  Section 5.03 Election of Remedies. The Lender shall have the right in its sole discretion to determine which rights and remedies, and in which order any of the same, are to be exercised; and the Lender may at any time pursue, relinquish, take or modify any other action with respect thereto, without in any way modifying or affecting any of such rights and remedies.

                  Section 5.04 Non-Exclusivity. The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to, and not by way of limitation of, any other rights or remedies the Lender may have under the LC Agreement, any other Loan Document, or under applicable law. The exercise of any right or remedy shall not preclude the exercise of any other right or remedy, all of which shall be cumulative and not alternative.

                  Section 5.05 Cash Proceeds. The net cash proceeds resulting from the Lender's exercise of any rights or remedies hereunder in respect of any Collateral, after the payment of the Lender's costs and expenses in connection therewith, shall be applied by the Lender to the payment of the Secured Obligations, from time to time and in such order as the Lender may elect in its sole discretion.

                  Section 5.06 Irrevocable Assignment of Certain Rights. Each Pledgor hereby irrevocably assigns to the Lender, effective upon the occurrence and during the continuance of any Event of Default, the right to exercise all or any of the following powers, which, being coupled with an interest, shall be irrevocable, until all Secured Obligations have been paid in full or this Agreement shall have been terminated (or, if sooner in respect of any Pledgor, when this Agreement shall have terminated in respect of such Pledgor in accordance with Section 6.07): (i) to receive, take, endorse, assign, deliver, accept and deposit, in the Lender's name or such Pledgor's name, any and all checks, notes, remittances, drafts and other documents and instruments relating to any or all of the Collateral; (ii) to deliver to obligors notice of the Lender's interest in any or all Collateral, and to request from such obligors in the Lender's name or such Pledgor's name, information concerning the Collateral, as applicable; (iii) to direct such obligors to make payments on any or all Collateral directly to the Lender; and (iv) to take, or bring, in the Lender's name or such Pledgor's name, all actions or proceedings necessary or

                      Amended and Restated Pledge Agreement
desirable to effect collection of any or all of the Collateral or to preserve, protect and enforce the Lender's interest therein.

                  Section 5.07 Change of Location or Name. No Pledgor shall change the location of its principal place of business or chief executive office in the United States (if any) or remove its books and records from any such location, or change its name or identity to such an extent that any financing statement filed by the Lender would become misleading, unless in each case it shall have given the Lender at least 30 days' prior written notice thereof.

                  Section 5.08 Private Sale. The Lender shall incur no liability as a result of any sale of the Collateral, or any part thereof, at any private sale pursuant to this Article V conducted in a commercially reasonable manner. Each Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral or any portion thereof may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral or any portion thereof to more than one offeree.

                  Section 5.09 Errors, Etc. The Lender shall not be responsible or liable, in the absence of its gross negligence, for any error, omission or delay in the settlement, collection or payment in respect of any Collateral.

                                   ARTICLE VI

                                 MISCELLANEOUS

                  Section 6.01 Amendment. This Agreement may be modified or amended only by the written agreement of the Lender and each Pledgor, except as otherwise expressly provided herein; provided, that this Agreement may be modified or amended in respect only a certain Pledgor (and not in respect of the other Pledgors) by the written agreement of the Lender and such Pledgor.

                  Section 6.02 Waiver. The failure or delay of the Lender to require performance by any Pledgor of any provision of this Agreement shall not affect the Lender's right to require performance of such provision unless and until such performance has been waived in writing by the Lender in accordance with the terms hereof. The failure or delay of the Lender to require performance by the Borrower under the LC Agreement shall not affect the Lender's right to require performance by any Pledgor of all the obligations of each thereof hereunder.

                  Section 6.03 Cumulative Rights. Each and every right or remedy granted to the Lender hereunder, under the LC Agreement, under any other Loan Document, or pursuant to any other document or instrument delivered hereunder or in connection herewith, or allowed to the Lender at law or in equity, shall be cumulative and may be exercised from time to time.

                  Section 6.04 Governing Law; Jurisdiction, Etc.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or

                      Amended and Restated Pledge Agreement
perfection of, and the foreclosure or realization upon, the Lender's security interest in any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

                  (b) Submission. Each of the Pledgors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, or for recognition or enforcement of any judgment, and each of the Pledgors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such Federal court. Each of the Pledgors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

                  (c) Waiver. Each of the Pledgors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the Pledgors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Process Agent. Each of the Pledgors hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon the Process Agent, and each of the Pledgors hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to any thereof shall not impair or affect the validity of such service or of any judgment based thereon. In the event that any Process Agent for service of process appointed pursuant to this paragraph is unable to act as Process Agent or no longer maintains an office in the State of New York, each of the Pledgors shall forthwith appoint a successor Process Agent located in the State of New York that will provide to the Lender a letter substantially in the form of Exhibit B to the LC Agreement. Each of the Pledgors hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Lender by registered or certified mail, postage prepaid, at its address referred to in Section 6.15.

                  (e) Service. Nothing herein shall in any way be deemed to limit the ability of the Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over each of the Pledgors in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (f) WAIVER OF JURY TRIAL. EACH OF THE PLEDGORS AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN

                      Amended and Restated Pledge Agreement

DOCUMENTS, THE COLLATERAL OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  Section 6.05 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted United States accounting principles consistently applied.

                  Section 6.06 Article and Section References. Unless otherwise indicated all references in this Agreement to Articles, Sections and clauses are references to Articles, Sections and clauses of this Agreement. All headings and titles of Articles and Sections are for convenience of reference only and shall not limit or otherwise determine the interpretation of such Articles and Sections.

                  Section 6.07 Termination of Agreement. This Agreement and the pledge made hereby shall terminate, and all Collateral pledged hereby shall be released by the Lender, at the direction, cost and expense of the respective Pledgors, promptly upon the payment, performance and observance in full of all of the Secured Obligations. Upon the termination of this Agreement, the Lender agrees to perform all actions and execute all documents (including, without limitation, terminations of financing statements) as reasonably required by the Pledgors to release, and evidence the release of, all pledges and security interests of the Lender created hereby in the Collateral.

                  Section 6.09 Expenses. Each of the Pledgors agrees to reimburse the Lender for all costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any custodial, brokerage or securities accounts in respect of the Stock Collateral (including, without limitation, the fees and expenses of any custodians, brokers or securities intermediaries), (ii) any Event of Default arising in connection with any action or inaction by, or condition of, such Person, and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Lender of any obligations of any Pledgor in respect of the Collateral that such Person has failed or refused to perform,
(x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (iii) the enforcement of this Section 6.09, and all such costs and expenses shall, in the case of each Pledgor, be deemed for purposes hereof to be Secured Obligations entitled to the benefits of the collateral security provided pursuant to this Agreement.

                  Section 6.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that no Pledgor may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender, subject to Section 4.03(e).

                  Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and

                      Amended and Restated Pledge Agreement
any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 6.12 Agents and Attorneys-in-Fact of Lender. The Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  Section 6.13 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  Section 6.14 Entire Agreement. This Agreement, together with the documents referred to herein, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect thereto.

                  Section 6.15 Notices. Any notice or other communication required or permitted to be given hereunder shall be furnished to such address and in such manner, and shall be deemed to have been duly given, in accordance with the provisions relating to notice set forth in Section 8.01 of the LC Agreement and, with respect to the Borrower, at its address for notices set forth therein, and, with respect to other Pledgors, at their respective addresses for notices set forth in Exhibit B hereto.

                      Amended and Restated Pledge Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

                                        PACIFIC ELECTRIC WIRE & CABLE CO., LTD.

                                        By /s/ Ching-Tom Tung
                                           -----------------------------
                                           Title:

                                        PACIFIC USA HOLDINGS CORP.

                                        By /s/ Michael W. McCraw
                                           -----------------------------
                                           Title:

                                          PUSA INVESTMENT COMPANY

                                        By /s/ Michael W. McCraw
                                           -----------------------------
                                           Title:

                                        MONTFORD LIMITED

                                        By /s/ Ching-Tom Tung
                                           -----------------------------
                                           Title:

                                        ELAN INVESTMENTS LIMITED

                                        By /s/ Ching-Tom Tung
                                           -----------------------------
                                           Title:

                      Amended and Restated Pledge Agreement

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                                        TOP TARGET LIMITED

                                        By
                                           -------------------------------
                                           Title:

                                        BERGER SYSTEMS LIMITED

                                        By
                                           -------------------------------
                                           Title:

                                        AUSTWAY SERVICES LIMITED

                                        By
                                           -------------------------------
                                           Title:

                                        SWISS RE FINANCIAL PRODUCTS CORPORATION

                                        By /s/
                                           -------------------------------
                                           Title:

                      Amended and Restated Pledge Agreement